UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11451 Katy Freeway, Suite 500

Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 598-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 28, 2013, Black Elk Energy Offshore Operations, LLC (the “Company”) issued a press release announcing earnings and other financial and operational results for the quarter ended March 31, 2013.

The press release contains certain non-GAAP financial measures. The Company has provided information regarding its use of such non-GAAP measures, together with reconciliations of such measures to their most comparable GAAP measures, in the Earnings Release.

The Company will hold a conference call to discuss financial and operational results on Tuesday, May 28, 2013, at 4:00 p.m. Central Time. To participate, dial (800) 406-5162 in the United States or (303) 223-2681 from outside the country at least ten minutes before the call begins.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Company pursuant to Item 2.02 “Results of Operations and Financial Condition.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

Exhibit 99.1	Press release issued by Black Elk Energy Offshore Operations, LLC, dated May 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	/s/ Bruce Koch
Name: Bruce Koch Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Black Elk Energy Offshore Operations, LLC, dated May 28, 2013.